SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest event Reported): April 2, 2001


                           PANAGRA INTERNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    New York                      0-30183                     13-4025362

  ------------                  ------------                --------------
 (State or other          (Commission File Number)           (IRS Employer
 jurisdiction of                                               ID Number)
 incorporation or
   organization)

                     515 Madison Avenue, New York, NY 10022

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                    (Address of principal executive offices)

                                 (212) 829-0905

                                 --------------
                         (Registrant's Telephone Number)

Item 1. Change in Control of Registrant.

         On April 2, 2001, Ronald C. H. Lui, a British National overseas who is a resident of Greenwich, Connecticut, acquired 2,195,878 shares of the common stock of PanAgra International Corp. (the "Company") from Elie Saltoun and the following affiliates of Mr. Saltoun: Pacific Growth Investments Ltd., First Pacific Capital Ltd. and First Pacific Co. The acquired shares constitute 60.99% of the issued and outstanding common stock of the Company and therefore represent a controlling interest in the Company. The aggregate purchase price for the acquired shares was $180,000 paid in cash at the closing of the transaction. Mr. Lui used personal funds to pay the purchase price.

        In connection with Mr. Lui's acquisition of a controlling interest in the Company, the number of members constituting the entire board of directors of the Company was increased to three, Dalia Kaplan resigned from the Board of Directors and from all offices that she holds with the Company, and Mr. Saltoun resigned as President of the Company and from all other offices that he held, but he remains as a director of the Company. Mr. Lui was appointed to the Board of Directors of the Company to fill one of the vacancies resulting from the increase in the size of the board and Ms. Kaplan's resignation. Mr. Lui was also appointed President of the Company. An additional director will be appointed by the board in accordance with the bylaws of the Company at a later date.

        Also in connection with Mr. Lui's acquisition of a controlling interest in the Company, First Pacific Capital Ltd. ("First Pacific"), an entity controlled by Mr. Saltoun, entered into an eighteen month consulting agreement with the Company pursuant to which Mr. Saltoun will perform consulting services for the Company. In consideration for such consulting services, the Company granted to First Pacific a three year warrant to purchase 500,000 shares of the Company's common stock at an exercise price of $0.20 per share. The warrant vests in equal monthly increments over one year so long as First Pacific does not terminate its consulting relationship with the Company. The warrant becomes automatically vested on an accelerated basis if the Company terminates the consulting relationship with First Pacific. The warrant contains a cashless exercise feature.

                            [Signature page follows]


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2001

                                   PanAgra International Corp.

                                   By: /s/ Ronald C.H. Lui
                                       ---------------------------
                                       Ronald C. H. Lui, President